AMENDED AND RESTATED ARTICLES OF ORGANIZATION
Filed June 27, 2007

1.      Name of Limited Liability Company:  Sutton Hill Properties, LLC

2.      Resident Agent Name and Street Address:

Kummer Kaempfer Bonner & Renshaw
3800 Howard Hughes Parkway, Seventh Floor
Las Vegas, Nevada 89109

3.      Dissolution Date:                         Perpetual

4.      Management:                                Managers

5.      Names Addresses of Manager(s) or Members:

Citadel Cinemas, Inc.
500 Citadel Drive, Suite 300
Commerce, CA 90040

6.      Name, Address and Signature of Organizer:

/s/ Michael J. Bonner
Michael J. Bonner
3800 Howard Hughes Parkway, Seventh Floor
Las Vegas, NV 89109

7.      Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named limited-liability company.

/s/ Michael J. Bonner
Authorized Signature of R.A. or On Behalf of R.A. Company    Date:  5/21/04

8.      Indemnity

Section 8.01  RIGHT TO INDEMNITY

Every person who was or is a party, or is threatened to be made party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a manager or member of Sutton Hill Properties, LLC (the “Company”), or is or was serving at the request of the Company as a manager of another limited liability company, or as a director, officer, or representative in a corporation, partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada as in effect from time to time, against all expenses, liability, and loss (including, without limitation, attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.  Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right that such managers, members, or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any operating agreement or other agreement, vote of members, provision of law or otherwise, as well as their rights under this Article 8.

Section 8.02  EXPENSES ADVANCED

Expenses of managers and members incurred in defending a civil or criminal action, suit, or proceeding by reason of any act or omission of such managers or member acting as a manager or member shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of any undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

Section 8.03  OPERATING AGREEMENT; INSURANCE

Without limiting the application of the foregoing, the members may adopt a provision in the Company’s Operating Agreement, from time to time, with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a manager or member of the Company, as a member or manager of another limited liability company, or as its representative in a corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, to the fullest extent permitted by the laws of the State of Nevada, whether or not the Company would have the power to indemnify such person.

The indemnification and advancement of expenses provided in this Article shall continue for a person who has ceased to be a member, manager, employee, or agent, and inures to the benefit of the heirs, executors, and administrators of such a person.